VARIABLE INSURANCE FUNDS
Establishment and Designation of One Additional Series

The undersigned, being all of the Trustees of Variable Insurance Funds (the "Trust"), a Massachusetts business trust, acting pursuant to Section 5.11 of the Declaration of Trust dated July 20, 1994, as amended and restated (the "Declaration of Trust"), hereby divide the shares of beneficial interest ("Shares") of the Trust into one additional separate series (the "Fund"), of a single class, the Fund hereby created having the following special and relative rights:

1.   The Fund shall be designated as follows:

      Free Enterprise Action Fund

2.The Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the then current prospectus and registration statement materials for the Fund under the Securities Act of 1933. Each Share of the Fund shall be redeemable, shall represent a pro rata beneficial interest in the assets of the Fund, and shall be entitled to receive its pro rata share of net assets allocable to such Shares of the Fund upon liquidation of the Fund, all as provided in the Declaration of Trust. The proceeds of sales of Shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

3.Each Share of the Fund shall be entitled to one vote for each dollar of value invested (or fraction thereof in respect of a fractional Share) on matters on which such Shares shall be entitled to vote, except to the extent otherwise required by the Investment Company Act of 1940 or when the Trustees have determined that the matter affects only the interest of Shareholders of certain series or classes, in which case only the Shareholders of such series or classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under such Act, or any successor rule, and in the Declaration of Trust.

4.The assets and liabilities of the Trust shall be allocated among the Fund and all other series of the Trust (collectively, the "Funds") as set forth in Section 5.11 of the Declaration of Trust, except as described below.

(a)  Costs incurred by the Trust on behalf of the Funds in connection with the organization and registration and public offering of Shares of the Funds shall be amortized for the Funds over the lesser of the life of a Fund, the two year period beginning on the date such costs become payable, or such other period as required by applicable law; costs incurred by the Trust on behalf of pre-existing Funds in connection with the organization and initial registration and public offering of Shares of those Funds shall be amortized for the Funds over the lesser of the life of each such Fund, the two year period beginning on the date such costs become payable, or such other period as required by applicable law.

(b)  The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds, and each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Funds for all purposes.

5.The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created or to otherwise change the special and relative rights of any such Fund, provided that such change shall not adversely affect the rights of the Shareholders of such Fund.

IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the date set forth below.

Date: April 14, 2004

                                                                        _______________________________
                                                                        James H. Woodward, as Trustee

                                                                        _______________________________
                                                                         Michael Van Buskirk, as Trustee

                                                                        _______________________________
                                                                          Walter B. Grimm, as Trustee

                                                                        _______________________________
                                                                           Maury Stark, as Trustee